                                                                   EXHIBIT 10.43


                                   AGREEMENT


   This AGREEMENT (the "Agreement") is made and entered into as of the Effective Date (as defined on the signature page hereof) by and between APPLIED VOICE RECOGNITION, INC., d/b/a e-DOCS.net, a Delaware corporation (the "Company"), and WILSON, LOMBARD & PARTNER, INC. (the "Advisor"), a Utah corporation with offices in Utah and Florida; the Company and the Advisor being hereinafter collectively referred to as the "Parties" and generally as a "Party."

                                    RECITALS

   WHEREAS, the Advisor is experienced in the areas of marketing and financial public relations.

   WHEREAS, the Company desires to retain the Advisor's services and has requested that the Advisor include the Company within its group of clients.

   WHEREAS, the Advisor is agreeable to such an arrangement, subject to the following terms and conditions.

   NOW, THEREFORE, in consideration of the Advisor's agreement to render the hereinafter described services based on the mutual promises and covenants of the Parties, it is hereby agreed as follows:

                                  ARTICLE ONE
                                   RETENTION

1.1. The Company proposes to establish a second market for trading in Europe of the Company's shares of common stock, $.001 par value per share (the "Common Stock").

1.2 Advisor shall act as the Company's advisor regarding marketing and public relation matters of the Company in Europe, and in connection therewith, Advisor shall use Advisor's best efforts to assist the Company to take such steps as are necessary to effectuate a listing of the Company's Common Stock on a stock exchange in Germany. In respect of such efforts, Advisor specifically agrees to provide each of the following services:

     (a) Cause, at Advisor's sole cost, the Company's Common Stock to be listed with the "Berliner Freiverkehr" on their stock exchanges in Berlin, Frankfurt, Munich, Stuttgart, Duesseldorf and Hamburg (collectively, the "Exchange"), within forty (40) days after the execution of the Agreement (the "Listing Deadline").

     (b) Assist the Company in informing the public (but not in the U.S.) as to the existence of the Company and its business. In addition to the above, Advisor shall not act as an agent of the Company or bind the Company to any agreements unless specifically authorized in writing in advance by the Company.

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     (c) Cause, at Advisor's sole cost, an in-depth profile of the Company to be featured as the first six (6) minute segment in a 30 minute episode of the television show "SMART BUSINESS" that is shown nationally in Germany on German television. The terms and conditions of such feature are detailed in the Participation Agreement attached hereto as EXHIBIT "A".

1.3. Disclosure. The Company will disclose to Advisor all publicly available information with respect to the Company's contracts, binding agreements, regulations and patents. The Company will also provide to the Advisor with copies of such information that the Company would generally include in a public offering memorandum if the Company were seeking to raise funds in the United States.

1.4.   Term.

     (a) The term of this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year after the Effective Date (the "Contract Period"), unless terminated earlier as set forth below.

     (b) Notwithstanding the terms of Section 1.4(a): (i) if the Common Stock is listed on the Exchange prior to the Listing Deadline, then following the expiration of the Contract Period either Party may terminate this Agreement in such Party's sole and exclusive discretion upon thirty (30) days written notice to the other Party, and (ii) if the Common Stock is not listed on the Exchange prior to the Listing Deadline, then either Party may terminate this Agreement in such Party's sole and exclusive discretion immediately upon written notice to the other Party, and Advisor shall refund FIFTEEN THOUSAND DOLLARS (US$15,000) cash to the Company within five (5) business days after the date of such termination.

     (c) Either Party may terminate this Agreement prior to the end of the Contract Period (i) if the other Party breaches any material term or condition of this Agreement (other than failure to cause the Common Stock to be listed on the Exchange prior to the Listing Deadline, with respect to which failure the Parties termination rights are set forth in Section 1.4(b)) and such breach continues unremedied for a period of thirty (30) days following receipt of written notice of said breach by the non-breaching Party, or (ii) immediately upon notice if the other Party (A) ceases to function as a going concern or to conduct operations in the normal course of business; (B) has a petition or action filed by or against it under any federal bankruptcy or state insolvency law which petition or action has not been dismissed or set aside within ninety
(90) days of its filing; or (C) makes an assignment for the benefit of its creditors.

     (d) Upon the termination or expiration of this Agreement, neither Party shall have any further rights or obligations hereunder except for the Parties' respective obligations under any provisions of this Agreement which by their terms are intended to survive expiration or termination of this Agreement.

                                  ARTICLE TWO
                                 ADVISOR'S FEE

2.1 Payment of Expenses. In consideration of the expenses to be incurred by the Advisor in

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connection with a due diligence investigation of the Company and the Company's business and the preparation of all documents required in connection with the listing of the Common Stock on the Exchange, the Advisor shall be entitled to receive the following:

     (a) TWENTY-FIVE THOUSAND DOLLARS (US$25,000) cash payable on the Effective Date.

     (b) A Warrant to purchase FIVE HUNDRED THOUSAND (500,000) shares of the Company's Common Stock at a strike price of US$0.35 per share, which Warrant shall provide, in pertinent part, that (i) TWO HUNDRED FIFTY THOUSAND (250,000) shares of Common Stock shall vest immediately upon the effectiveness of the initial listing of the Company's Common Stock on the Exchange; (ii) the remaining TWO HUNDRED FIFTY THOUSAND (250,000) shares of Common Stock shall vest immediately upon the one (1) year anniversary of the date of the effectiveness of the initial listing of the Company's Common Stock on the Exchange; (iii) the Company shall have the option on April 2, 2001 or at any time thereafter to cancel the Warrant to the extent of the 250,000 unvested shares of Common Stock (those shares described in subparagraph (ii) above) if during the first calendar quarter of 2001 (being from January 1 to March 31) the average daily volume of shares of Common Stock traded on the Exchange (excluding any shares of Common Stock traded on any United States based or other stock exchange or market) does not exceed 200,000 shares; (iv) the Warrant shall automatically expire and be of no further force or effect on such date that is eighteen (18) months after the Effective Date. As of the Effective Date, neither the Warrant nor the shares of Common Stock to be issued pursuant to the exercise of the Warrant (the "Warrant Stock"), will have been registered for resale under applicable securities laws and shall be restricted from being sold, conveyed or otherwise transferred by Advisor pursuant to (A) the restrictive legends that will be affixed to the Warrant and on the back of any certificate evidencing such Warrant Stock, and
(B) applicable securities laws. On or before December 31, 2000, the Company shall use its best efforts to cause the sale, transfer or assignment of the Warrant and the Warrant Stock pursuant to the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time (the "1933 Act"), to be registered pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"). Notwithstanding any other term in this Agreement, the issuance of the Warrant shall be subject to the Company's shareholders approving an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, and the Company shall issue the Warrant to Advisor within five (5) business days following the effective date of the filing of such amendment.

                                 ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

     The Company, with respect to matters relating to the Company and its affiliates, and Advisor, with respect to matters relating to Advisor and its affiliates, represent and warrant to each other as follows:

3.1 Available Information. The Company hereby represents, warrants and covenants that it will keep the Advisor fully informed of all material publicly available plans and developments affecting the Company and that such future information will be true and will not omit to state a

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material public fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

3.2 Company Compliance with Applicable Law. The Company is in compliance with all United States laws, ordinances and regulations applicable to its business, with the exception of violations of such laws, ordinances and regulations that would not individually or in the aggregate have a material adverse effect on the Company or the Advisor.

3.3 Advisor Compliance with Applicable Law. The Advisor is in compliance with all United States, local, state, federal, German, Austrian, Swiss, international and other applicable laws ordinances and regulations applicable to its business, marketing and listing at the stock exchange for the company with the exception of violations of such laws ordinances and regulations which would not individually or in the aggregate have a material adverse effect on the Advisor or the Company.

3.4 Legal Proceedings. There is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, which has been served on the Company or Advisor or their respective affiliates and is now pending or which, to the knowledge of the Company or Advisor, is threatened against or materially affects the Company or Advisor or their respective affiliates which has not been disclosed in writing. There are not pending any governmental proceedings to which the Company or Advisor or their respective affiliates are a party or to which any of their property is subject, which has not been disclosed in writing. No judgment, injunction, restraining order or order of any nature by any court of competent jurisdiction or regulatory agency has been issued and/or remains in effect relating to any kind of wrongdoing in connection with a securities transaction involving the Company, Advisor or their respective affiliates.

3.5 Authority of Advisor. Advisor has the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Advisor has been duly and validly authorized and approved by all necessary corporate action on the part of Advisor and this Agreement is the legal and binding obligation of Advisor. The entering into of this Agreement by Advisor does not, and the consummation by Advisor of the transactions contemplated hereby will not, violate the provisions of (i) any applicable laws of the United States, Germany or any other country, state or jurisdiction in which Advisor does business, (ii) the applicable corporate document of Advisor and its subsidiaries or any amendments or modifications thereto, or (iii) any judgment or decree applicable to Advisor or its subsidiaries. No default or breach will occur in any material respect by virtue of the consummation of the transactions contemplated herein under any material contract, agreement, indenture or other instrument applicable to Advisor or its subsidiaries.

3.6 Securities Representations and Warranties. Advisor makes the following representations and warranties to the Company regarding the Warrant and the Warrant Stock (the "Company Securities"):

     (a) Advisor has been furnished with and has carefully read each of (i) the Company' Annual Report on Form 10-K for fiscal year ended December 31, 1999, as amended; and (ii) the Company' Quarterly Report on Form 10-Q for fiscal quarter ended June 30, 2000. In evaluating

                                       4
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the suitability of an investment in the Company, Advisor has not relied upon any representations or other information (whether oral or written) from the Company or of its agents, and no oral or written representations have been made or oral or written information furnished to Advisor or its advisors, if any, in connection with the acceptance of the shares of the Company Securities which were in any way inconsistent with the information set forth in the documents listed in the first sentence of this Section 3.6(a). The Company has granted to Advisor and its representatives the opportunity to examine such documents and ask such questions of the Company as Advisor has deemed necessary, and Advisor has received satisfactory answers from the Company (or persons acting on the Company's behalf) concerning the Company and the terms and conditions of the Company Securities described herein and all other information they have deemed necessary with making an informed investment decision. The Company will provide to Advisor copies of all of the Company Quarterly Reports on 10-Q for each fiscal quarter ended after the Effective Date and prior to the expiration or termination of this Agreement, together with such additional information as Advisor may reasonably request from the Company that is readily available to the Company.

     (b) The Company has made available to Advisor all documents and information that Advisor has requested relating to an investment in the Company.

     (c) Advisor recognizes that an investment in the Company involves substantial risks, and Advisor has taken full cognizance of and understands all of the risk factors related to the acceptance of the Company Securities.

     (d) Advisor has carefully considered and have, to the extent Advisor believes such discussion necessary, discussed with Advisor's professional legal, tax and financial advisers the suitability of an investment in the Company for Advisor's particular tax and financial situation, and Advisor has determined that the Company Securities are a suitable investment for Advisor.

     (e) All information which Advisor has provided to the Company concerning Advisor and the financial position of Advisor is correct and complete as the Effective Date.

     (f) Advisor has such knowledge and experience in financial and business matters that it is capable of (i) evaluating the merits and risks of an investment in the Company Securities, and (ii) making an informed investment decision.

                                  ARTICLE FOUR
               CONFIDENTIALITY, COMPETITION AND NON-CIRCUMVENTION

4.1  Confidentiality.

     (a) "Confidential Information" shall include the financial terms and conditions of this Agreement, user information and any other business information of the disclosing Party ("Discloser") which is confidential or proprietary, including, without limitation, the Company's technology, firmware, source code, software tools, designs, schematics, plans or any other information relating to any product or service, work in process, future development, scientific, engineering, manufacturing, marketing or business plans, or financial or personnel materials, future products, sales, suppliers, employees, investors or business.

     (b) A Party receiving Confidential Information under this Agreement ("Recipient") shall use such Confidential Information of the Discloser only for limited business purpose described herein. A Recipient's duty to protect Confidential information disclosed under this Agreement extends for a period of two (2) years from the date of each first disclosure of the particular Confidential Information. A Recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to third parties or publication of the Confidential Information as the Recipient uses to protect its own confidential information of a like nature.

4.2 Duty. This Agreement imposes no obligation upon a Recipient with respect to Confidential Information which (a) was in the Recipient's possession before receipt from the Discloser, (b) is or becomes a matter of public knowledge through no fault of the Recipient, (c) is rightfully received by the Recipient from a rightfully possessing third party without a duty of confidentiality, (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is required to be disclosed by court order or other lawful governmental action, but only to the extent so ordered or pursuant to any applicable securities exchange requirement, and provided that the Recipient promptly notifies the Discloser so that the Discloser may attempt to obtain a protective order, or (f) is disclosed by the Recipient with the Discloser's prior written approval in accordance with said written approval. Each Discloser warrants that it has the right to freely make the disclosures under this Agreement.

4.3  Competition and Non-Circumvention.

     (a) There are no restrictions against competition imposed by this Agreement, it being understood by the Parties that this is a non-exclusive agreement.

     (b) Because of the Confidential Information to be obtained by or disclosed to the Company, as hereinabove set forth, and as a material inducement to the Parties' entry into this Agreement, the Parties each hereby covenants and agrees as follows:

          (1) During the term of this Agreement and as long as the other Party is not in default herewith, each of the Parties shall not, directly or indirectly, solicit business from, divert business from, or attempt to convert to other methods of using the same or similar services as provided to the other Party by such Party in Germany (with respect to Advisor's services), and in the United States, Germany and all other countries of the world (with respect to the Company's products and services); and

          (2) During the term of this Agreement, neither Party shall, directly or indirectly, solicit for employment or employ any employee of the other Party or such other Party's affiliates.

4.4 Acknowledgment of Reasonableness. Both Parties hereby represent, warrant and acknowledge that it has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Advisor, Company, their respective

                                       6
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shareholders, officers, directors, employees and representatives.

                                 ARTICLE FIVE
                                 MISCELLANEOUS

5.1 Notices. Any notice or other communication required or permitted by this Agreement shall be deemed to have been validly delivered (i) five (5) business days after mailing if the same shall be mailed by registered or certified mail, postage prepaid, and addressed to the proper Party at its respective address,
(ii) one (1) business day after delivery to a private courier guaranteeing same day or next day delivery, and addressed to the proper Party at its respective address, (iii) on the date of facsimile transmission if sent by facsimile to the proper Party at its respective facsimile number, and if a confirmation copy of the facsimile transmission is sent by registered or certified mail, postage prepaid, or by private same day or next day courier, and addressed to the proper Party at its respective address, and (iv) on the date of email transmission if sent by email to the proper Party at its respective email address, and if a confirmation copy of the email transmission is sent by facsimile to the proper Party at its respective facsimile number and by registered or certified mail, postage prepaid, or by private same day or next day courier, and addressed to the proper Party at its respective address. Any notice or other communication received at the addressee's location after 5:00 p.m. shall be deemed to have been received at 9:00 a.m. on the next business day at the addressee's location.

     With respect to Advisor, all notices shall be addressed to:

          Wilson, Lombard & Partner, Inc.
          110 East Atlantic Ave.
          Suite 235
          Delray Beach, FL 33444
          Tel.:  (561) 276 4763
          Fax:  (561) 278 2918
          Email:  khk@itl-com.com

     With respect to the Company, all notices shall be addressed to:

          Applied Voice Recognition, Inc.
          1770 St. James Place, Suite 116
          Houston, Texas  77056
          Attention:  Chief Executive Officer
          Tel.:  (713) 621-3131
          Fax:  (713) 621-9027
          Email:  jgs@e-DOCS.com

Either Party may change the address at which it desires to receive notice upon ten (10) day's written notice of such change to the other Party.

5.2 Amendment. No modification, waiver or change of this Agreement shall be valid unless the same is in writing and signed by both Parties.

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5.3  Merger.  This Agreement shall bind and inure to the benefit of the Parties hereto and their successors and assigns. This document and the Warrant to be issued hereunder contain the entire agreement between the Parties with respect to the subject matter hereto. There are no understandings, representations or warranties except as expressly set forth herein and in the Warrant.

5.4 Survival. The representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, the remaining provisions being deemed to continue in full force and effect.

5.6 Governing Law and Venue. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Texas without regard to Texas' "conflict of law" rules. The Parties acknowledge that this Agreement is to be at least partially performed in Harris County, Texas, and, therefore, subject to the terms of Section 5.7 any judicial proceeding brought to enforce this Agreement, or any matter related thereto, shall be brought in the appropriate courts for Harris County, Texas, or the appropriate United States District Court located in Harris County, Texas.
By execution of this Agreement, each Party accepts and agrees to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

5.7  Enforcement/Disputes Subject to Arbitration.

     (a) Claims Covered. The Company and the Advisor mutually consent to the resolution by arbitration of all claims or controversies ("Claims"), that the Company may have against the Advisor or against its officers, directors, employees, or agents, in their capacity as such or otherwise, or that the Advisor may have against the Company or against its officers, directors, employees, or agents, in their capacity as such or otherwise. The Claims covered by this Section 5.7 include, but are not limited to, claims for violation of any federal, state or other governmental law, statute, regulations, or ordinance, except Claims excluded in Section 5.7(b).

     (b) Claims Not Covered. Claims the Parties may have against the other for injunctive relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, are not subject to this
Section 5.7, and both Parties understand and agree that the other Party may seek and obtain relief from a court of competent jurisdiction.

     (c) Required Notice of all Claims and Statue of Limitations. The Company and the Advisor agree that the aggrieved Party must give written notice of any Claims to the other Party within one hundred eighty (180) days of the occurrence giving rise to the Claim (each, a "Claim Notice"), and file any arbitration or suit within one (1) year; otherwise, the Claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the Claim. The written notice shall identify and describe the nature of all Claims asserted and the facts upon which such Claims are based.

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     (d) Representation.  Any Party may be represented by an attorney or other representative selected by such Party.

     (e) Discovery. Each Party shall have the right to take the deposition of one (1) individual and any expert witness designated by the another Party. Each Party also shall have the right to make requests for production of up to twenty
(20) categories of documents to any Party. Additionally, each Party shall have the right to serve not more than ten (10) interrogatories (including all subparts) to any Party. The subpoena right specified below shall be applicable to discovery pursuant to this Section 5.7(e). Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need.

     (f) Mediation. If the Parties are not able to resolve the Claim within five (5) days after any party receives a Claim Notice, then, within five (5) days immediately after the expiration of the aforesaid five (5)-day period, the Parties shall attempt to agree upon an independent mediator. If the Parties are unable to reach an agreement upon an independent mediator within such second five (5)-day period, then any Party shall be entitled to request that the Judicial Arbitration & Mediation Service, Inc. ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator who shall serve as mediator for all purposes hereof. The Parties agree that they shall each pay one-half (1/2) of the mediator's services. The cost of the mediator's services shall be paid in advance upon request by the mediator or any other Party. Within ten (10) days after selection of the mediator, the mediator shall call for and set a meeting among the Parties and the mediator for the purpose of mediating the Claim. If the Parties are unable to resolve the Claim within thirty (30) days after the Claim Notice (the "Mediation Period"), the Claim shall be decided by arbitration, if such a demand is timely filed.

     (h) Arbitration Procedures. The Company and the Advisor agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current Commercial Arbitration Rules of JAMS before an arbitrator who is licensed to practice law in the State of Texas (the "Arbitrator"). The arbitration shall take place in Houston, Texas.

          (1) The Arbitrator shall be selected as follows:   JAMS shall give
     each Party a list of five (5) arbitrators drawn from its panel of commercial arbitrators. Each Party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all Parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all Parties, the Parties shall strike names alternately until only one remains. The Party who did not initiate the Claim shall strike first. If no common name remains on the lists of all Parties, JAMS shall furnish an additional list or lists until an Arbitrator is selected.

          (2) The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Texas, or federal law, or both, as applicable to the Claim(s) asserted. The Texas Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, including but not limited to any Claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the Parties, except as provided in this Agreement.

          (3) The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any Party and shall apply the standards governing such motions under the Texas Rules of Civil Procedure.

          (4) At least thirty (30) days before the final arbitration hearing, the Parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

          (5) Each Party shall have the right to subpoena witnesses and documents for arbitration, including service of document subpoena during discovery.

          (6) Either Party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

          (7) Either Party, upon request at the close of any hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

          (8) Either Party may bring an action in a court as provided in Section
     5.6 to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and the Advisor agree that neither shall initiate or prosecute any lawsuit or administrative action (other than as required by applicable law) in any way related to any Claim covered by this Agreement.

          (9) The Arbitrator shall render an award and opinion in the form typically rendered in arbitrations.

     (i) Arbitration Fees and Costs. The Company and the Advisor shall equally share the fees and costs of the Arbitrator. Each Party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. However, the prevailing Party shall be entitled to recover from the non-prevailing Party in accordance with Section 5.8 of this Agreement, and the Arbitrator may award such fees.

     (j) No Appeal. The Parties intend any decision of the Arbitrator to be binding absent fraud or corruption of the Arbitrator. As such, any award of the Arbitrator may only be appealed in the circumstance of fraud or corruption in the arbitration proceeding.

     (k) Interstate Commerce. The Advisor understands and agrees that the Company is engaged in transactions involving interstate commerce and that the Advisor's services involve such commerce.

     (l) Requirements for Modification or Revocation. The agreement to arbitrate set forth in this Section 5.7 shall survive the termination or expiration of the term of this Agreement.

                                       10
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Such agreement to arbitrate can only be revoked or modified by a writing signed by the Parties which specifically states an intent to revoke or modify such agreement to arbitrate.

5.8 Litigation. In the event either Party brings an action or suit to enforce or interpret this Agreement or for damages on account of the breach of a covenant or representation or warranty contained herein, the prevailing Party shall be entitled to recover from the other Party its reasonable attorneys' fees and costs (including costs of arbitration) incurred in any such action, in addition to other relief to which the prevailing Party is entitled.

5.9  Indemnification.

     (a) The Company (as the "Indemnifying Party") agrees to indemnify and hold harmless Advisor and each person that controls Advisor within the meaning of
Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective agents, employees, attorneys, officers and directors of each of the foregoing (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending, preparing to defend or testify with respect to or settling any such action or claim) as they are incurred arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company contained in any offering documents or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company required to be stated therein or necessary to make the statements therein not misleading or otherwise arising out of or based upon the listing of the Common Stock on the Exchange, except the Indemnifying Party shall not be liable to an Indemnified Party under the indemnity agreement in this Section 5.9(a) with respect to any such loss, claim, damage, judgment, liability or expense to the extent either (i) it results from or is attributable to the negligence, misrepresentations, unauthorized representations or other misconduct of Advisor; (ii) the Advisor did not get the Company's prior written approval with respect to the use of sales brochures, sales contracts, sales literature, promotional materials or other verbal or written representations, warranties, discussions or descriptions of the Company used in connection with the sale of the Common Stock; or (iii) it results from or is attributable to the Advisor's failure to abide by German law or any other applicable.

     (b) Advisor (as the "Indemnifying Party") agrees to indemnify and hold harmless the Company and each person that controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act and the respective agents, employees, attorneys, officers and directors of each of the foregoing (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending, preparing to defend or testify with respect to or settling any such action or claim) as they are incurred to the extent either (i) it results from or is attributable to the negligence, misrepresentations, unauthorized representations or other misconduct of Advisor; (ii) the Advisor did not get the Company's prior written approval with respect to the use of sales brochures, sales contracts, sales literature, promotional materials or other verbal or written representations, warranties, discussions or descriptions of the Company used in connection with the sale of the Common Stock; or (iii) it results from or is

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

attributable to the Advisor's failure to abide by German law or any other applicable law.

     (c) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against or shall relate to any Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party pursuant to this Section 5.9, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment in advance of all fees and expenses; provided that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party (except to the extent that the Indemnifying Party is actually prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). An Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, (ii) the Indemnifying Party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party). It is understood that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Parties, which firm shall be designated in writing by such Party, and that all such fees and expenses shall be reimbursed as they are incurred.

     (d) The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party, but if settled with the written consent of the Indemnifying Party, or if there is a final judgment with respect thereto, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the prior written consent of each Indemnified Party affected thereby, effect any settlement of any pending or threatened proceeding in which such Indemnified Party has sought indemnity hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising cut of such action, claim, litigation or proceeding, and such settlement does not require such Indemnified Party to admit to any fault.

5.10 Assignment. Advisor shall not be entitled to transfer or assign this Agreement in whole or in part, whether voluntary or involuntary, by operation of law or otherwise, without Company's prior written consent.

5.11 Titles and Headings. Titles and headings in this Agreement are for convenience of reference only and shall not affect the construction of any provisions of this Agreement.

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

5.12 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Parties may require.

5.13 Further Actions. The Company and Advisor agree to execute such additional documents and take such further actions as may reasonably be required to carry out each of the provisions and the intent of this Agreement.

5.14 Status. The Parties are and shall be independent contractors to one another, and nothing herein shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the Parties. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of the Company and employee between the Parties hereto.

5.15 Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which shall be of equal force and effect.

5.16 Signing. Each person who signs this Agreement warrants that he/she does so with the full and legal authority to execute this Agreement on behalf of the respective Parties of this Agreement

5.17 Construction. This Agreement shall not be construed against the Party preparing it, and shall be construed without regard to the identity of the person who drafted it or the Party who caused it to be drafted and shall be construed as if all Parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all the Parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one Party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting Party shall not be applicable.

5.18 Publicity and Disclosures. No press releases or any public disclosures, whether written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of the Company, except for marketing purpose and other necessary releases.


                    [REST OF PAGE INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the ____ day of October 2000 (the "Effective Date").

                              COMPANY:

                              APPLIED VOICE RECOGNITION, INC., d/b/a
                              e-DOCS.net



                              By:________________________________________
                                  James G. Springfield, President and CEO



                              ADVISOR:

                              WILSON, LOMBARD & PARTNER, INC.



                              By:________________________________________
                                  Karl H. Kotowski, President



                               Signature Page to
                                   Agreement

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